EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-95965) pertaining to the Amended Stock Option Plan of MM Companies, Inc. (the "Company") of our report dated March 24, 2005 with respect to the financial statements for the year ended December 31, 2004.


/s/ Kronick Kalada Berdy & Co.
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KRONICK KALADA BERDY & CO.
Kingston, Pennsylvania
March 31, 2005